Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 28, 2022, with respect to the consolidated financial statements and consolidated financial highlights of the Bitcoin Strategy ProFund and Short Bitcoin Strategy ProFund and the financial statements and financial highlights of the remaining ProFunds (collectively, the Funds) (comprised of Access Flex Bear High Yield ProFund, Access Flex High Yield ProFund, Banks UltraSector ProFund, Basic Materials UltraSector ProFund, Bear ProFund, Biotechnology UltraSector ProFund, Bull ProFund, Communication Services Ultrasector ProFund, Consumer Goods UltraSector ProFund, Consumer Services UltraSector ProFund, Europe 30 ProFund, Falling U.S. Dollar ProFund, Financials UltraSector ProFund, Health Care UltraSector ProFund, Industrials UltraSector ProFund, Internet UltraSector ProFund, Large-Cap Growth ProFund, Large-Cap Value ProFund, Mid-Cap ProFund, Mid-Cap Growth ProFund, Mid-Cap Value ProFund, Nasdaq-100 ProFund, Oil & Gas UltraSector ProFund, Oil Equipment & Services UltraSector ProFund, Pharmaceuticals UltraSector ProFund, Precious Metals UltraSector ProFund, Real Estate UltraSector ProFund, Rising Rates Opportunity ProFund, Rising Rates Opportunity 10 ProFund, Rising U.S. Dollar ProFund, Semiconductor UltraSector ProFund, Short Nasdaq-100 ProFund, Short Oil & Gas ProFund, Short Precious Metals ProFund, Short Real Estate ProFund, Short Small-Cap ProFund, Small-Cap ProFund, Small-Cap Growth ProFund, Small-Cap Value ProFund, Technology UltraSector ProFund, Telecommunications UltraSector ProFund, UltraBear ProFund, UltraBull ProFund, UltraChina ProFund, UltraDow 30 ProFund, UltraEmerging Markets ProFund, UltraInternational ProFund, UltraJapan ProFund, UltraLatin America ProFund, UltraMid-Cap ProFund, UltraNasdaq-100 ProFund, UltraShort China ProFund, UltraShort Dow 30 ProFund, UltraShort Emerging Markets ProFund, UltraShort International ProFund, UltraShort Japan ProFund, UltraShort Latin America ProFund, UltraShort Mid-Cap ProFund, UltraShort Nasdaq-100 ProFund, UltraShort Small-Cap ProFund, UltraSmall-Cap ProFund, U.S. Government Plus ProFund, and Utilities UltraSector ProFund), and the related notes, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

November 22, 2022